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                                                                    Exhibit 23.1


                     CONSENT OF INDEPENDENT PUBLIC AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-52893, 333-85847, 333-86003, 333-64344 and 333-65602 and Form
S-8 Nos. 333-65473, 333-15085, 33-95118, 33-92588, 333-31362, 333-62818,
333-74752 and 333-81914) pertaining to the 401(k) Savings Plan of Sirius Satellite Radio Inc. of our report dated June 17, 2002, with respect to the financial statements and schedules of the Sirius Satellite Radio 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.

                                                               ERNST & YOUNG LLP


New York, New York
June 28, 2002